Exhibit 99.1

Contact:	Lesley Ogrodnick
508-293-6961
lesley.ogrodnick@emc.com

EMC Reports Fourth-Quarter and Full-Year 2013 Financial Results

Highlights:
●	Q4 revenue growth up 11% year over year
●	Q4 GAAP EPS and non-GAAP EPS growth up 23% and 11% year over year, respectively
●	Double-digit year-over-year revenue growth across U.S., EMEA and Latin America, with strong revenue growth from BRIC+13 markets
●	Q4 revenue from the Emerging Storage business up 73% year over year
●	Strong year-over-year increase in operating and free cash flow

HOPKINTON, Mass. - January 29, 2014 - EMC Corporation (NYSE:EMC) today reported fourth-quarter and full-year 2013 financial results.

Fourth-quarter revenue was $6.7 billion, an increase of 11% compared with the year-ago quarter.  Fourth-quarter GAAP net income attributable to EMC increased 17% year over year to $1.0 billion.  Fourth-quarter GAAP earnings per weighted average diluted share increased 23% year over year to $0.48.  Non-GAAP1 net income attributable to EMC was $1.3 billion, an increase of 7% compared with the year-ago quarter.  Fourth-quarter non-GAAP1 earnings per weighted average diluted share were $0.60, an increase of 11% year over year.

Full-year 2013 revenue was $23.2 billion, an increase of 7% year over year. This result was highlighted by 5% year-over-year revenue growth for EMC’s Information Infrastructure business, and 15% year-over-year revenue growth each for VMware and Pivotal. GAAP net income attributable to EMC for 2013 increased 6% year over year to $2.9 billion, and GAAP earnings per weighted average diluted share were $1.33, up 8% year over year.  Non-GAAP2 net income attributable to EMC for 2013 was $3.9 billion, an increase of 4% year over year, and non-GAAP2 earnings per weighted average diluted share were $1.80, an increase of 6% year over year.

For 2013, EMC generated operating cash flow of $6.9 billion and free cash flow3 of $5.5 billion, increases of 11% and 10% year over year, respectively. The company ended the year with $17.6 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “Our fourth-quarter results are further evidence that our federation strategy across EMC Information Infrastructure, VMware and Pivotal is on target. There’s no doubt that the move from the second platform to the third platform of IT, underpinned by the mega trends of mobile, cloud, Big Data and social, is having a profound impact on business and transforming the way we work and live. Customers and partners have these transformations in their sights and are embracing EMC’s vision, strategy and best-of-breed portfolio to capitalize on them.”

David Goulden, CEO of EMC Information Infrastructure and EMC’s Chief Financial Officer, said, “Despite 2013 IT spend growth that was lower than we expected, EMC achieved strong revenue and profit growth. This outperformance relative to our industry speaks to the power of the EMC portfolio, solid operational and financial model and consistent execution against our strategy. We entered 2014 exceptionally well positioned to grow faster this year than our IT spending growth projection while also gaining share in the markets we serve.”

Fourth-Quarter Highlights

For the fourth quarter, EMC’s Information Storage business accelerated revenue growth to 10% year over year. EMC’s Emerging Storage business4 accelerated revenue to 73% year over year, propelled by the very successful launch of EMC XtremIO and continued strong growth of EMC Isilon, EMC Atmos and EMC VPLEX products. The company’s Unified and Backup Recovery business5 increased revenue 11% year over year, benefitting from the recent product launches of the next-generation EMC VNX and EMC Data Domain product lines. Revenue from EMC’s High-end Storage business6 returned to growth in the fourth quarter as customers continued to turn to the company’s popular VMAX family. Revenue growth from EMC’s RSA Information Security business and EMC’s Information Intelligence business accelerated to 17% and 3% year over year, respectively.

VCE had an excellent fourth quarter as demand for Vblock systems showed strong year-over-year growth. EMC’s VSPEX reference architecture portfolio continued to extend its market leadership with rapid adoption and increasing popularity among customers and partners. Additionally, EMC’s Cloud Service Provider Partner program continued in the quarter as the company’s fastest-growing vertical market segment.

In the fourth quarter, VMware (NYSE: VMW) continued to excel because it is uniquely positioned to help customers move from the client-server era to the mobile-cloud era of computing. As VMware helps customers bridge to this new world and lays the foundation for the build out of the software-defined data center, it is enabling them to achieve new levels of efficiency, control and agility.

Pivotal continued to make progress during the quarter. In the nine months since its formation, Pivotal has met the objectives it set out to accomplish in 2013: meeting its financial goals, establishing a strong executive leadership team and launching Pivotal One, a comprehensive, multi-cloud Enterprise PaaS comprised of a set of application and data services that run on top of Pivotal CF, the leading enterprise distribution of the Cloud Foundry platform.

EMC’s consolidated fourth-quarter revenue from the United States increased 11% year over year to $3.5 billion, representing 52% of consolidated fourth-quarter revenue.  Revenue from EMC’s business operations outside of the United States increased 11% year over year to $3.2 billion and represented 48% of consolidated fourth-quarter revenue. Within this, on a year-over-year basis, revenue from EMC’s Europe, Middle East and Africa region grew 15%, revenue from EMC’s Asia Pacific and Japan region increased 1%, and revenue from EMC’s Latin America region grew 12%.  Revenue from EMC’s BRIC+13 markets increased 17% year over year.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of VMware’s pending acquisition of AirWatch which was announced on January 22, 2014, or any other merger, acquisition, divestiture or business combination that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2014 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $24.5 billion for 2014. Consolidated revenues for the three months ended March 31, 2014 are expected to be 22% of the full-year revenue.

•	Consolidated GAAP operating income is expected to be 18% of revenues for 2014 and consolidated non-GAAP[7] operating income is expected to be 25% of revenues for 2014.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.38 for 2014 and consolidated non-GAAP[7] earnings per weighted average diluted share are expected to be $1.95 for 2014.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $0.19 for the three months ended March 31, 2014 and consolidated non-GAAP[7] earnings per weighted average diluted share are expected to be $0.35 for the three months ended March 31, 2014.

•
The consolidated GAAP income tax rate is expected to be 23% for 2014 and the consolidated non-GAAP[7] income tax rate is expected to be 23.5% for 2014. This assumes that the U.S. research and development tax credit for 2014 is extended in the fourth quarter 2014.

•	The weighted average outstanding diluted shares are expected to be 2.06 billion for 2014.

•	EMC expects to repurchase an aggregate of $2.0 billion of the company’s common stock in 2014.

Supporting Resources

•	EMC will host its fourth-quarter and full-year 2013 earnings conference call today at 8:30 a.m. ET, which will be available via EMC’s web site at http://www.emc.com/ir

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/ir

•	Visit http://ir.vmware.com for more information about VMware’s fourth-quarter and full-year 2013 financial results

•	Visit EMC Pulse, EMC’s product and technology news blog, and EMC Reflections

•	Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1Items excluded from the non-GAAP results for the fourth quarters of 2013 and 2012 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods and special tax items. The benefit of the U.S. research and development (“R&D”) tax credit for 2012 is included in the non-GAAP results for the fourth quarter 2012. See attached schedules for GAAP to non-GAAP reconciliations.

2 Items excluded from the non-GAAP results for the full years 2013 and 2012 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, an RSA special charge (release), a loss on interest rate swaps, a gain on strategic investment and special tax items. The benefit of the R&D tax credit for 2012 is included in the non-GAAP results for the full year 2012 and excluded in the non-GAAP results for the full year 2013. See attached schedules for GAAP to non-GAAP reconciliations.

3 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and twelve months ended December 31, 2013 and December 31, 2012.

4 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC RecoverPoint, ASD Suites and EMC vFlash and EMC XtremIO families.

5 EMC’s Unified and Backup Recovery business primarily includes product and maintenance revenues from EMC VNX, EMC CLARiiON, EMC Celerra, EMC Avamar, EMC Data Domain, EMC NetWorker, EMC Disk Library, EMC Data Protection Advisor and EMC Mozy.

6 EMC’s High-end Storage business primarily includes product and maintenance revenues from EMC Symmetrix.

7 Items excluded from the non-GAAP business outlook for the full year and first quarter 2014 are amounts relating to stock-based compensation expense, intangible asset amortization and restructuring and acquisition related charges. The benefit of the R&D tax credit for 2014 is included in the GAAP and non-GAAP business outlook for the full year 2014. The benefit of the R&D tax credit for 2014 is excluded from the GAAP business outlook and included in the non-GAAP business outlook for the first quarter of 2014. See attached schedules for GAAP to non-GAAP reconciliations.

EMC, Atmos, Avamar, Celerra, CLARiiON, Data Domain, EMC RecoverPoint, Isilon, Mozy, RSA, Symmetrix, VMAX, VPLEX, VSPEX, Vblock, VNX, and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring and acquisition-related charges, the amortization of VMware’s capitalized software from prior periods beginning in 2012, a net gain on disposition of certain lines of business and other, an RSA special charge, a loss on interest rate swaps, a gain on strategic investment and special tax items) are excluded from the non-GAAP financial measures and (b) the benefit of the R&D tax credit for 2012 is included in the non-GAAP financial measures for the full year 2012 and excluded in the non-GAAP results for the full year 2013.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenues:
Product sales	$4,155	$3,728	$13,690	$13,061
Services	2,527	2,302	9,532	8,653
	6,682	6,030	23,222	21,714
Cost and expenses:
Cost of product sales	1,630	1,410	5,650	5,259
Cost of services	828	730	3,099	2,817
Research and development	705	663	2,761	2,560
Selling, general and administrative	2,029	1,928	7,338	7,004
Restructuring and acquisition-related charges	29	30	224	110
Operating income	1,461	1,269	4,150	3,964

Non-operating income (expense):
Investment income	35	30	128	115
Interest expense	(47)	(21)	(156)	(79)
Other income (expense), net	(61)	(39)	(257)	(196)
Total non-operating income (expense)	(73)	(30)	(285)	(160)
Income before provision for income taxes	1,388	1,239	3,865	3,804
Income tax provision	298	327	772	918
Net income	1,090	912	3,093	2,886
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(68)	(42)	(204)	(153)
Net income attributable to EMC Corporation	$1,022	$870	$2,889	$2,733

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.50	$0.41	$1.39	$1.31
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.48	$0.39	$1.33	$1.23

Weighted average shares, basic	2,034	2,105	2,074	2,093
Weighted average shares, diluted	2,114	2,201	2,160	2,206

Cash dividends declared per common share	$0.10	$—	$0.30	$—

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$7,891	$4,714
Short-term investments	2,773	1,422
Accounts and notes receivable, less allowance for doubtful accounts of $62 and $68	3,861	3,433
Inventories	1,334	1,201
Deferred income taxes	912	784
Other current assets	507	465
Total current assets	17,278	12,019
Long-term investments	6,924	5,260
Property, plant and equipment, net	3,478	3,145
Intangible assets, net	1,780	2,035
Goodwill	14,424	13,840
Other assets, net	1,965	1,663
Total assets	$45,849	$37,962

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,434	$1,041
Accrued expenses	2,783	2,492
Notes converted and payable	1,665	—
Income taxes payable	639	514
Convertible debt	—	1,652
Deferred revenue	5,278	4,575
Total current liabilities	11,799	10,274
Income taxes payable	296	293
Deferred revenue	3,701	2,976
Deferred income taxes	421	468
Long-term debt	5,494	—
Other liabilities	352	369
Total liabilities	22,063	14,380

Convertible debt	—	58

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,020 and 2,107 shares	20	21
Additional paid-in capital	1,406	3,691
Retained earnings	21,114	18,853
Accumulated other comprehensive loss, net	(239)	(208)
Total EMC Corporation's shareholders' equity	22,301	22,357
Non-controlling interests	1,485	1,167
Total shareholders' equity	23,786	23,524
Total liabilities and shareholders' equity	$45,849	$37,962

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
Cash flows from operating activities:
Cash received from customers	$24,319	$22,585
Cash paid to suppliers and employees	(16,708)	(16,019)
Dividends and interest received	169	103
Interest paid	(96)	(33)
Income taxes paid	(761)	(374)
Net cash provided by operating activities	6,923	6,262

Cash flows from investing activities:
Additions to property, plant and equipment	(943)	(819)
Capitalized software development costs	(465)	(419)
Purchases of short- and long-term available-for-sale securities	(11,250)	(6,347)
Sales of short- and long-term available-for-sale securities	5,292	4,983
Maturities of short- and long-term available-for-sale securities	2,845	1,049
Business acquisitions, net of cash acquired	(770)	(2,136)
Purchases of strategic and other related investments	(131)	(117)
Sales of strategic and other related investments	35	70
Joint venture funding	(411)	(228)
Proceeds from divestiture of businesses	38	58
Net cash used in investing activities	(5,760)	(3,906)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	342	560
Proceeds from the issuance of VMware's common stock	197	253
EMC repurchase of EMC's common stock	(3,015)	(685)
EMC purchase of VMware's common stock	(160)	(290)
VMware repurchase of VMware's common stock	(508)	(468)
Excess tax benefits from stock-based compensation	116	261
Payment of long-term and short-term obligations	(46)	(1,715)
Proceeds from long-term and short-term obligations	5,460	5
Interest rate contract settlement	—	(70)
Dividend payment	(415)	—
Third party contribution to Pivotal	105	—
Net cash provided by (used in) financing activities	2,076	(2,149)

Effect of exchange rate changes on cash and cash equivalents	(62)	15

Net increase in cash and cash equivalents	3,177	222
Cash and cash equivalents at beginning of period	4,714	4,492
Cash and cash equivalents at end of period	$7,891	$4,714

Reconciliation of net income to net cash provided by operating activities:
Net income	$3,093	$2,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,665	1,528
Non-cash interest expense on debt	62	46
Non-cash restructuring and other special charges	8	13
Stock-based compensation expense	935	895
Provision for (recovery of) doubtful accounts	(1)	39
Deferred income taxes, net	(202)	(118)

Excess tax benefits from stock-based compensation	(116)	(261)
Gain on XtremeIO Stock	—	(32)
Other, net	40	22
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	(377)	(535)
Inventories	(408)	(459)
Other assets	269	174
Accounts payable	380	89
Accrued expenses	(162)	(94)
Income taxes payable	222	661
Deferred revenue	1,475	1,367
Other liabilities	40	41
Net cash provided by operating activities	$6,923	$6,262

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2013	Per Share	2012	Per Share
Net Income Attributable to EMC GAAP	$1,022	$0.482	$870	$0.394
Stock-based compensation expense	176	0.083	159	0.073
Intangible asset amortization	62	0.029	64	0.029
Restructuring and acquisition-related charges	19	0.009	23	0.010
Amortization of VMware's capitalized software from prior periods	1	—	7	0.003
Special tax items	(4)	(0.002)	11	0.005
R&D tax credit	—	—	60	0.027
Net Income Attributable to EMC Non-GAAP	$1,276	$0.602	$1,194	$0.541

Weighted average shares, diluted		2,114		2,201
Incremental VMware dilution		$2		$2

	Twelve Months Ended
		Diluted		Diluted
	December 31,	Earnings	December 31,	Earnings
	2013	Per Share	2012	Per Share
Net Income Attributable to EMC GAAP	$2,889	$1.333	$2,733	$1.234
Stock-based compensation expense	636	0.295	623	0.282
Intangible asset amortization	256	0.118	238	0.108
Restructuring and acquisition-related charges	156	0.072	87	0.040
Amortization of VMware's capitalized software from prior periods	18	0.009	33	0.015
Net gain on disposition of certain lines of business and other	(21)	(0.010)	—	—
RSA special charge (release)	—	—	(18)	(0.008)
Loss on interest rate swaps	—	—	24	0.011
Gain on strategic investment	—	—	(32)	(0.014)
Special tax items	19	0.009	11	0.005
R&D tax credit	(60)	(0.028)	60	0.027
Net Income Attributable to EMC Non-GAAP	$3,893	$1.798	$3,759	$1.700

Weighted average shares, diluted		2,160		2,206
Incremental VMware dilution		$8		$10

*
Net of tax and non-controlling interest in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Gross Margin GAAP	$4,224	$3,890	$14,473	$13,638
Stock-based compensation expense	32	31	124	126
Intangible asset amortization	59	57	232	199
Amortization of VMware's capitalized software from prior periods	1	13	34	62
RSA special charge (release)	—	—	—	(24)
Gross Margin Non-GAAP	$4,317	$3,991	$14,864	$14,001

Revenues	$6,682	$6,030	$23,222	$21,714

Gross Margin Percentages:
GAAP	63.2%	64.5%	62.3%	62.8%
Non-GAAP	64.6%	66.2%	64.0%	64.5%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Operating Margin GAAP	$1,461	$1,269	$4,150	$3,964
Stock-based compensation expense	239	246	935	920
Intangible asset amortization	98	98	389	365
Restructuring and acquisition-related charges	29	30	224	110
Amortization of VMware's capitalized software from prior periods	1	13	34	62
RSA special charge (release)	—	—	—	(24)
Operating Margin Non-GAAP	$1,828	$1,656	$5,732	$5,397

Revenues	$6,682	$6,030	$23,222	$21,714

Operating Margin Percentages:
GAAP	21.9%	21.0%	17.9%	18.3%
Non-GAAP	27.4%	27.5%	24.7%	24.9%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended December 31, 2013
	Income Before	Tax	Tax
	Tax	Provision	Rate
EMC Consolidated GAAP	$3,865	$772	20.0%
Stock-based compensation expense	936	226	24.1%
Intangible asset amortization	389	117	30.1%
Restructuring and acquisition-related charges	224	57	25.7%
Amortization of VMware's capitalized software from prior periods	34	11	32.6%
Net gain on disposition of certain lines of business and other	(30)	(3)	(7.6)%
Special tax items	—	(18)	0.0%
R&D tax credit	—	66	0.0%
EMC Consolidated Non-GAAP	$5,417	$1,228	22.7%

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Cash Flow from Operations	$2,190	$1,899	$6,923	$6,262
Capital expenditures	(270)	(296)	(943)	(819)
Capitalized software development costs	(123)	(103)	(465)	(419)
Free Cash Flow	$1,797	$1,500	$5,515	$5,024

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

Twelve Months Ended December 31,
2014
Operating Income as a % of Revenue - GAAP	18.0%
Stock-based compensation expense	4.6%
Intangible asset amortization	1.5%
Restructuring and acquisition-related charges	0.9%
Operating Income as a % of Revenue - Non-GAAP	25.0%

	Twelve Months Ended December 31,	Three Months Ended March 31,
	2014	2014
Diluted Earnings Per Share - GAAP	$1.38	$0.19
Stock-based compensation expense	0.37	0.09
Intangible asset amortization	0.12	0.03
Restructuring and acquisition-related charges	0.08	0.04
Diluted Earnings Per Share - Non-GAAP*	$1.95	$0.35

* 2014 outlook does not include the potential impact of VMware’s pending acquisition of AirWatch, which we expect would increase revenue by approximately $75 million for the full year 2014 and decrease non-GAAP EPS by approximately $0.05 and $0.01 for the full year and first quarter of 2014, respectively.  Items excluded from such non-GAAP measures would include stock-based compensation expense, intangible asset amortization and restructuring and acquisition-related charges. We have not included a quantitative reconciliation of these prospective non-GAAP measures to our most directly comparable financial measures prepared in accordance with GAAP as such GAAP financial measures are not available without unreasonable efforts.

Twelve Months Ended December 31,
2014
Tax Rate - GAAP	23.0%
Impact of stock-based compensation expense, intangible asset amortization and restructuring and acquisition-related charges	0.5%
Tax Rate - Non-GAAP	23.5%

Supplemental Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Items
EMC Consolidated
Cost of revenue	$(32)	$(59)	$—	$(1)	$—
Research and development	(94)	(2)	—	—	—
Selling, general and administrative	(113)	(37)	—	—	—
Restructuring and acquisition-related charges	—	—	(29)	—	—
Non-operating (income) expense	—	—	—	—	—
Income tax provision	41	32	10	—	5
Net income attributable to VMware	(22)	(4)	—	—	1

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(24)	$(36)	$—	$—	$—
Research and development	(32)	(1)	—	—	—
Selling, general and administrative	(61)	(36)	—	—	—
Restructuring and acquisition-related charges	—	—	(23)	—	—
Non-operating (income) expense	—	—	—	—	—
Income tax provision	28	27	5	—	—
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(8)	$(23)	$—	$(1)	$—
Research and development	(62)	(1)	—	—	—
Selling, general and administrative	(52)	(1)	—	—	—
Restructuring and acquisition-related charges	—	—	(6)	—	—
Non-operating (income) expense	—	—	—	—	—
Income tax provision	13	5	5	—	5
Net income attributable to VMware	(22)	(4)	—	—	1

Supplemental Information
For the Three Months Ended December 31, 2012
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Special Tax Items	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(31)	$(57)	$—	$(13)	$—	$—
Research and development	(90)	(3)	—	—	—	—
Selling, general and administrative	(125)	(38)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(30)	—	—	—
Non-operating (income) expense	2	—	—	—	—	—
Income tax provision	70	29	7	4	(12)	(66)
Net income attributable to VMware	(19)	(5)	—	(2)	(1)	(6)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(21)	$(33)	$—	$—	$—	$—
Research and development	(32)	(2)	—	—	—	—
Selling, general and administrative	(74)	(36)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(30)	—	—	—
Non-operating (income) expense	2	—	—	—	—	—
Income tax provision	37	25	7	—	(8)	(34)
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(10)	$(24)	$—	$(13)	$—	$—
Research and development	(58)	(1)	—	—	—	—
Selling, general and administrative	(51)	(2)	—	—	—	—
Restructuring and acquisition-related charges	—	—	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision	33	4	—	4	(4)	(32)
Net income attributable to VMware	(19)	(5)	—	(2)	(1)	(6)

Supplemental Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Net Gain on Disposition of Certain Lines of Business and Other	Special Tax Items	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(124)	$(232)	$—	$(34)	$—	$—	$—
Research and development	(357)	(8)	—	—	—	—	—
Selling, general and administrative	(454)	(149)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(224)	—	—	—	—
Non-operating (income) expense	1	—	—	—	(30)	—	—
Income tax provision	226	117	57	11	(3)	(18)	66
Net income attributable to VMware	(74)	(16)	(11)	(5)	6	1	6

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(88)	$(141)	$—	$—	$—	$—	$—
Research and development	(134)	(5)	—	—	—	—	—
Selling, general and administrative	(256)	(142)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(150)	—	—	—	—
Non-operating (income) expense	1	—	—	—	—	—	—
Income tax provision	129	95	33	—	—	(23)	34
Net income attributable to VMware	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(36)	$(91)	$—	$(34)	$—	$—	$—
Research and development	(223)	(3)	—	—	—	—	—
Selling, general and administrative	(198)	(7)	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(74)	—	—	—	—
Non-operating (income) expense	—	—	—	—	(30)	—	—
Income tax provision	97	22	24	11	(3)	5	32
Net income attributable to VMware	(74)	(16)	(11)	(5)	6	1	6

Supplemental Information
For the Twelve Months Ended December 31, 2012
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring and Acquisition-Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	RSA Special (Charge) Release	Loss on Interest Rate Swaps	Gain on Strategic Investment	Special Tax Items	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(126)	$(199)	$—	$(62)	$24	$—	$—	$—	$—
Research and development	(324)	(10)	—	—	—	—	—	—	—
Selling, general and administrative	(470)	(156)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(110)	—	—	—	—	—	—
Non-operating (income) expense	3	—	—	—	—	39	(32)	—	—
Income tax provision	230	112	22	20	(6)	15	—	(12)	(66)
Net income attributable to VMware	(70)	(15)	(1)	(9)	—	—	—	(1)	(6)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(86)	$(132)	$—	$—	$24	$—	$—	$—	$—
Research and development	(129)	(7)	—	—	—	—	—	—	—
Selling, general and administrative	(279)	(146)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(108)	—	—	—	—	—	—
Non-operating (income) expense	3	—	—	—	—	39	(32)	—	—
Income tax provision	123	93	22	—	(6)	15	—	(8)	(34)
Net income attributable to VMware	—	—	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(40)	$(67)	$—	$(62)	$—	$—	$—	$—	$—
Research and development	(195)	(3)	—	—	—	—	—	—	—
Selling, general and administrative	(191)	(10)	—	—	—	—	—	—	—
Restructuring and acquisition-related charges	—	—	(2)	—	—	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	—	—	—	—
Income tax provision	107	19	—	20	—	—	—	(4)	(32)
Net income attributable to VMware	(70)	(15)	(1)	(9)	—	—	—	(1)	(6)

Supplemental Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,483	$(25)	$1,458
Cost of revenue	192	—	192
Gross margin	1,291	(25)	1,266
Research and development	284	(1)	283
Selling, general and administrative	629	(4)	625
Restructuring and acquisition-related charges	4	2	6
Operating income	374	(22)	352
Non-operating income (expense)	7	—	7
Income before taxes	381	(22)	359
Income tax provision	46	(3)	43
Net income	$335	(19)	316
Net income attributable to VMware		(68)	(68)
Net income attributable to EMC		$(87)	$248

Supplemental Information
For the Three Months Ended December 31, 2012
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,293	$(42)	$1,251
Cost of revenue	191	(13)	178
Gross margin	1,102	(29)	1,073
Research and development	268	(26)	242
Selling, general and administrative	581	(17)	564
Restructuring and acquisition-related charges	—	—	—
Operating income	253	14	267
Non-operating income (expense)	7	—	7
Income before taxes	260	14	274
Income tax provision	54	6	60
Net income	$206	8	214
Net income attributable to VMware		(42)	(42)
Net income attributable to EMC		$(34)	$172

Note: Schedules may not add due to rounding.

Supplemental Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$5,207	$(60)	$5,147
Cost of revenue	730	(12)	718
Gross margin	4,477	(48)	4,429
Research and development	1,082	(30)	1,052
Selling, general and administrative	2,234	(25)	2,209
Restructuring and acquisition-related charges	68	5	73
Operating income	1,093	2	1,095
Non-operating income (expense)	54	(2)	52
Income before taxes	1,147	—	1,147
Income tax provision	133	(4)	129
Net income	$1,014	4	1,018
Net income attributable to VMware		(204)	(204)
Net income attributable to EMC		$(200)	$814

Supplemental Information
For the Twelve Months Ended December 31, 2012
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$4,605	$(130)	$4,475
Cost of revenue	721	(54)	667
Gross margin	3,884	(76)	3,808
Research and development	999	(100)	899
Selling, general and administrative	2,013	(73)	1,940
Restructuring and acquisition-related charges	—	4	4
Operating income	872	93	965
Non-operating income (expense)	21	7	28
Income before taxes	893	100	993
Income tax provision	147	14	161
Net income	$746	86	832
Net income attributable to VMware		(153)	(153)
Net income attributable to EMC		$(67)	$679

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended December 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$3,250	$65	$136	$3,451	$28	$3,479
Services revenues	1,419	124	139	1,682	63	1,745
Total consolidated revenues	4,669	189	275	5,133	91	5,224
Gross profit	$2,674	$129	$185	2,988	31	3,019
Gross profit percentage	57.3%	68.2%	67.2%	58.2%	34.2%	57.8%
Research and development				360	29	389
Selling, general and administrative				1,261	47	1,308
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,621	76	1,697
Operating income				$1,367	$(45)	$1,322
Operating margin percentage				26.6%	(49.7)%	25.3%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$3,479	$676	$—	$4,155
Services revenues	1,745	782	—	2,527
Total consolidated revenues	5,224	1,458	—	6,682
Gross profit	$3,019	$1,297	$(92)	$4,224
Gross profit percentage	57.8%	89.1%	—	63.2%
Research and development	389	220	96	705
Selling, general and administrative	1,308	571	150	2,029
Restructuring and acquisition-related charges	—	—	29	29
Total costs and expenses	1,697	791	275	2,763
Operating income	1,322	506	(367)	1,461
Operating margin percentage	25.3%	34.7%	—	21.9%
Non-operating income (expense)	(80)	7	—	(73)
Income tax provision	316	70	(88)	298
Net income	926	443	(279)	1,090
Net income attributable to the non-controlling interest in VMware, Inc.	—	(93)	25	(68)
Net income attributable to EMC Corporation	$926	$350	$(254)	$1,022

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended December 31, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,925	$69	$106	$3,100	$39	$3,139
Services revenues	1,338	115	128	1,581	58	1,639
Total consolidated revenues	4,263	184	234	4,681	97	4,778
Gross profit	$2,530	$132	$146	2,808	64	2,872
Gross profit percentage	59.3%	72.1%	62.3%	60.0%	65.5%	60.1%
Research and development				355	32	387
Selling, general and administrative				1,212	43	1,255
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,567	75	1,642
Operating income				$1,241	$(11)	$1,230
Operating margin percentage				26.5%	(11.3)%	25.7%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$3,139	$589	$—	$3,728
Services revenues	1,639	663	—	2,302
Total consolidated revenues	4,778	1,252	—	6,030
Gross profit	$2,872	$1,119	$(101)	$3,890
Gross profit percentage	60.1%	89.5%	—	64.5%
Research and development	387	183	93	663
Selling, general and administrative	1,255	510	163	1,928
Restructuring and acquisition-related charges	—	—	30	30
Total costs and expenses	1,642	693	286	2,621
Operating income	1,230	426	(387)	1,269
Operating margin percentage	25.7%	34.1%	—	21.0%
Non-operating income (expense)	(35)	7	(2)	(30)
Income tax provision	293	66	(32)	327
Net income	902	367	(357)	912
Net income attributable to the non-controlling interest in VMware, Inc.	—	(75)	33	(42)
Net income attributable to EMC Corporation	$902	$292	$(324)	$870

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment. None of the segment reclassifications impact EMC's previously reported consolidated financial statements. This schedule may not recalculate due to rounding.

Segment Information
For the Twelve Months Ended December 31, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$10,694	$180	$453	$11,327	$110	$11,437
Services revenues	5,438	467	534	6,439	199	6,638
Total consolidated revenues	16,132	647	987	17,766	309	18,075
Gross profit	$9,082	$419	$655	10,156	118	10,274
Gross profit percentage	56.3%	64.8%	66.4%	57.2%	38.0%	56.8%
Research and development				1,453	117	1,570
Selling, general and administrative				4,567	165	4,732
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				6,020	282	6,302
Operating income				$4,136	$(164)	$3,972
Operating margin percentage				23.3%	(53.3)%	22.0%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$11,437	$2,253	$—	$13,690
Services revenues	6,638	2,894	—	9,532
Total consolidated revenues	18,075	5,147	—	23,222
Gross profit	$10,274	$4,589	$(390)	$14,473
Gross profit percentage	56.8%	89.2%	—	62.3%
Research and development	1,570	826	365	2,761
Selling, general and administrative	4,732	2,003	603	7,338
Restructuring and acquisition-related charges	—	—	224	224
Total costs and expenses	6,302	2,829	1,192	10,323
Operating income	3,972	1,760	(1,582)	4,150
Operating margin percentage	22.0%	34.2%	—	17.9%
Non-operating income (expense)	(336)	22	29	(285)
Income tax provision	911	317	(456)	772
Net income	2,725	1,465	(1,097)	3,093
Net income attributable to the non-controlling interest in VMware, Inc.	—	(297)	93	(204)
Net income attributable to EMC Corporation	$2,725	$1,168	$(1,004)	$2,889

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Twelve Months Ended December 31, 2012
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$10,283	$200	$414	$10,897	$106	$11,003
Services revenues	5,157	440	475	6,072	164	6,236
Total consolidated revenues	15,440	640	889	16,969	270	17,239
Gross profit	8,860	432	604	9,896	153	10,049
Gross profit percentage	57.4%	67.5%	68.0%	58.3%	56.7%	58.3%
Research and development				1,402	124	1,526
Selling, general and administrative				4,484	155	4,639
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				5,886	279	6,165
Operating income				$4,010	$(126)	$3,884
Operating margin percentage				23.6%	(46.6)%	22.5%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corp Reconciling Items	Consolidated
Revenues:
Product revenues	$11,003	$2,058	$—	$13,061
Services revenues	6,236	2,417	—	8,653
Total consolidated revenues	17,239	4,475	—	21,714
Gross profit	$10,049	$3,976	$(387)	$13,638
Gross profit percentage	58.3%	88.9%	—	62.8%
Research and development	1,526	700	334	2,560
Selling, general and administrative	4,639	1,739	626	7,004
Restructuring and acquisition-related charges	—	—	110	110
Total costs and expenses	6,165	2,439	1,070	9,674
Operating income	3,884	1,537	(1,457)	3,964
Operating margin percentage	22.5%	34.3%	—	18.3%
Non-operating income (expense)	(177)	27	(10)	(160)
Income tax provision	968	271	(321)	918
Net income	2,739	1,293	(1,146)	2,886
Net income attributable to the non-controlling interest in VMware, Inc.	—	(255)	102	(153)
Net income attributable to EMC Corporation	$2,739	$1,038	$(1,044)	$2,733

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to separately present the operations of the Pivotal segment.  None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Information Storage:
Product Revenue	$2,437	$2,500	$2,420	$2,925	$10,283	$2,461	$2,568	$2,415	$3,250	$10,694
Services Revenue	1,226	1,287	1,306	1,338	5,157	1,303	1,358	1,358	1,419	5,438
Total Information Storage Revenue	$3,663	$3,787	$3,726	$4,263	$15,440	$3,764	$3,926	$3,773	$4,669	$16,132

Information Intelligence Group:
Product Revenue	$37	$45	$50	$69	$200	$43	$39	$32	$65	$180
Services Revenue	109	108	108	115	440	112	113	117	124	467
Total Information Intelligence Group Revenue	$146	$153	$158	$184	$640	$155	$152	$149	$189	$647

RSA Information Security:
Product Revenue	$96	$103	$106	$106	$414	$100	$98	$120	$136	$453
Services Revenue	110	117	121	128	475	133	130	132	139	534
Total RSA Information Security Revenue	$206	$220	$227	$234	$889	$233	$228	$252	$275	$987

EMC Information Infrastructure:
Product Revenue	$2,570	$2,648	$2,576	$3,100	$10,897	$2,604	$2,705	$2,567	$3,451	$11,327
Services Revenue	1,445	1,512	1,535	1,581	6,072	1,548	1,601	1,607	1,682	6,439
Total EMC Information Infrastructure Revenue	$4,015	$4,160	$4,111	$4,681	$16,969	$4,152	$4,306	$4,174	$5,133	$17,766

Pivotal:
Product Revenue	$21	$23	$23	$39	$106	$24	$24	$35	$28	$110
Services Revenue	23	40	43	58	164	45	46	45	63	199
Total Pivotal Revenue	$44	$63	$66	$97	$270	$69	$70	$80	$91	$309

VMware:
Product Revenue	$478	$508	$485	$589	$2,058	$484	$529	$563	$676	$2,523
Services Revenue	557	580	616	663	2,417	682	709	722	782	2,894
Total VMware Revenue	$1,035	$1,088	$1,101	$1,252	$4,475	$1,166	$1,238	$1,285	$1,458	$5,147

Consolidated Revenues:
Product Revenue	$3,069	$3,179	$3,084	$3,728	$13,061	$3,112	$3,258	$3,165	$4,155	$13,690
Services Revenue	2,025	2,132	2,194	2,302	8,653	2,275	2,356	2,374	2,527	9,532
Total Consolidated Revenues	$5,094	$5,311	$5,278	$6,030	$21,714	$5,387	$5,614	$5,539	$6,682	$23,222

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(0.5)%	(2.1)%	(1.5)%	(0.5)%	(1.1)%	(0.5)%	(0.7)%	(0.8)%	(0.5)%	(0.6)%
Note: Schedule may not add or recalculate due to rounding.